EXHIBIT 10.13

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                          dated as of January 12, 1998

                                  by and among

                          CASELLA WASTE SYSTEMS, INC.,
                              and its Subsidiaries

                                       and

                      VARIOUS OTHER FINANCIAL INSTITUTIONS
                           PARTY THERETO (the "Banks")

                                       and

                            BANKBOSTON, NA., as Agent
                    KEYBANK NATIONAL ASSOCIATION, as Co-Agent
                       BANK OF AMERICA NATIONAL TRUST AND
                        SAVINGS ASSOCIATION, as Co-Agent

                                      with

                          BANCBOSTON SECURITIES, INC.,
                             acting as Loan Arranger


            BOS-BUS:470101

                                      Exhibits

          Exhibit A     --    Form of Revolving Credit Note
          Exhibit B     --    Form of Loan and Letter of Credit Request
          Exhibit C     --    [Intentionally Omitted]
          Exhibit D     --    Form of Compliance Certificate
          Exhibit E     --    Form of Environmental Compliance Certificate
          Exhibit F     --    Form of Subordination Agreement

                                      Schedules

          Schedule 1      -   Subsidiaries of the Parent which are Borrowers
          Schedule 2      -   Banks' Commitment Percentages
          Schedule 6.3    -   Real Property
          Schedule 6.7    -   Litigation
          Schedule 6.11   -   Defaults
          Schedule 6.13   -   Financing Statements
          Schedule 6.16   -   Environmental Compliance
          Schedule 6.18   -   Certain Transactions
          Schedule 6.19   -   Subsidiaries of the Parent
          Schedule 6.20(b)-   Options, Etc.
          Schedule 6.23   -   Depository Accounts
          Schedule 7.7    -   Insurance
          Schedule 8.1(c) -   Existing Debt
          Schedule 8.1(o) -   Non-Compete Indebtedness
          Schedule 8.2(g) -   Existing Liens
          Schedule 8.2(k) -   Bristol Waste Management Liens
          Schedule 8.3(g) -   Existing Investments



                BOS-BUSN:552657.1

     AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 12th day of January, 1998 by and among CASELLA WASTE SYSTEMS, INC., a Delaware corporation (the "Parent"), its Subsidiaries listed on Schedule 1 hereto (the "Subsidiaries," the Parent and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers (unless otherwise listed on
Schedule 1 hereto) having its principal place of business at 25 Greens Hill Lane, Rutland, Vermont and BANKBOSTON, N.A., ("BankBoston"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, KEYBANK NATIONAL ASSOCIATION individually and as Co-Agent, USTRUST, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, individually and as Co-Agent, COMERICA BANK and such banks or other financial institutions which may become a party hereto pursuant to 19 hereof (the "Banks") and BankBoston as Agent for the Banks (the "Agent").

     WHEREAS, the Borrowers, BankBoston, USTrust, KeyBank and the Agent were parties to that certain Revolving Credit and Term Loan Agreement dated as of January 25, 1995, as amended to date (as so amended, the "Original Credit Agreement"), pursuant to which such Banks agreed to make Loans to the Borrowers as set forth therein;

     WHEREAS, the Borrowers, BankBoston, USTrust, KeyBank and the Agent amended and restated the Original Credit Agreement in its entirety as set forth in that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 17, 1997 (the "June, 1997 Credit Agreement"), pursuant to which such Banks agreed to make Loans to Borrowers as set forth therein;

     WHEREAS, the Borrowers, BankBoston, USTrust, KeyBank, Bank of America National Trust and Savings Association, BHF- Bank Aktiengesellschaft, Comerica Bank and the Agent amended and restated the June, 1997 in its entirety as set forth in that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 7, 1997 (the "August, 1997 Credit Agreement"), pursuant to which such Banks agreed to make loans to the Borrowers as set forth therein;

     WHEREAS, the Borrowers have acquired two new subsidiaries, All Cycle Waste, Inc. and Winters Brothers, Inc., and such subsidiaries are added as Borrowers hereunder;

     WHEREAS, the Borrowers have requested, and the Banks and the Agent have agreed to amend and restate the August, 1997 Credit Agreement in its entirety as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                BOS-BUSN:552657.1

     1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. Definitions. The following terms shall have the meanings set forth in this 1 or elsewhere in the provisions of this Agreement referred to below:

     Accountants. See 6.4(a).

     Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Agent. BankBoston acting as agent for the Banks.

     Agent's Head Office. The Agent's head office is located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     All Cycle. All Cycle Waste, Inc., a Vermont corporation.

     Applicable Laws. See 7.10.

     Applicable Rate. The applicable rate per annum of interest on the Loans set forth in the following table:

@@
   ----------------------------------------------------------------
   |                   |                      |                   |
   | Pricing Ratio     |Applicable Rate for   |Applicable Rate for|
   |                   | Base Rate Loans      | Eurodollar Rate   |
   |                   |                      |      Loans        |
   ----------------------------------------------------------------
   ----------------------------------------------------------------
   |less than 2.00:1   |    Base Rate         |Eurodollar Rate plus
   |                   |                      |                   |
   |                   |                      | 1.00% per annum   |
   ----------------------------------------------------------------
   ----------------------------------------------------------------
   |greater than or    |    Base Rate         |Eurodollar Rate plus
   |                   |                      |                   |
   |equal to 2.00:1    |                      | 1.25% per annum   |
   | and less than     |                      |                   |
   |     2.50:1        |                      |                   |
   ----------------------------------------------------------------
   ----------------------------------------------------------------
   |greater than or    |    Base Rate         |Eurodollar Rate plus
   |                   |                      |                   |
   |equal to 2.50:1    |                      | 1.50% per annum   |
   | and less than     |                      |                   |
   |     3.00:1        |                      |                   |
   ----------------------------------------------------------------
   ----------------------------------------------------------------
   |greater than or    |    Base Rate         |Eurodollar Rate plus
   |                   |                      |                   |
   |equal to 3.00:1    |                      | 1.75% per annum   |
   | and less than     |                      |                   |
   |     3.50:1        |                      |                   |
   ----------------------------------------------------------------
   ----------------------------------------------------------------
   |greater than or    |    Base Rate         |Eurodollar Rate plus
   |                   |                      |                   |
   |equal to 3.50:1    |                      | 2.00% per annum   |
   ----------------------------------------------------------------
@@

     Each Applicable Rate shall become effective on the first day after receipt by the Banks of financial statements delivered pursuant to 7.4(a) or (b) hereof which indicate a change in the Pricing Ratio and in the Applicable Rate in accordance with the above table. If at any time the financial statements required to be delivered pursuant to 7.4(a) or (b) hereof are not delivered with 10 days after the time periods specified in such subsections, the Applicable Rate shall be the rate set forth in the table for a Pricing Ratio greater than or equal to 3.50:1, subject to adjustment upon actual receipt of such financial statements.

     Balance Sheet Date. April 30, 1997.

     Bank of America. Bank of America National Trust and Savings Association individually and as Co-Agent.

     BankBoston. BankBoston, N.A.

     Banks. See Preamble.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts, as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

     Borrowers. See Preamble.

     Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business, and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Capital Expenditures. Amounts paid or indebtedness incurred by any Person in connection with the purchase and lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

     Casella Associates Leases. The leases between the Borrowers and Casella Associates, a Vermont partnership, for the property in Rutland, Vermont and Montpelier, Vermont.

     Casella TIRES Real Estate. The Real Property in Elliot, Maine owned by Casella T.I.R.E.S., Inc.

     Certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

     CFO. See 7.4(b).

     Clinton Lease. The Operation, Management and Lease Agreement dated as of July 10, 1996 between the Parent and Clinton County, New York for the lease of the Clinton County Landfill and related assets.

     Closing Date. The date on which the conditions precedent set forth in 10 are satisfied.

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Collateral. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Collateral Assignment of Contracts and Permits. The Amended and Restated Collateral Assignment of Contracts and Permits dated as of the Closing Date among the Borrowers and the Agent, in form and substance satisfactory to the Agent.

     Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the aggregate amount of the Banks' Total Commitment to make Revolving Credit Loans to the Borrowers, as the same may be reduced from time to time.

     Commitment Fee Percentage. The applicable percentage per annum as set forth below used in calculating the commitment fee payable pursuant to 5.2(a), which percentage shall vary from time to time in accordance with the Pricing Ratio:
@@
        ------------------------------------------------
        |                         |                    |
        |    Pricing Ratio        |  Commitment Fee    |
        |                         |    Percentage      |
        ------------------------------------------------
        ------------------------------------------------
        |   less than 2.00:1      |       1/4%         |
        ------------------------------------------------
        ------------------------------------------------
        |greater than or equal to |       1/4%         |
        | 2.00:1 and less than    |                    |
        |        2.50:1           |                    |
        ------------------------------------------------
        ------------------------------------------------
        |greater than or equal to |       3/8%         |
        | 2.50:1 and less than    |                    |
        |        3.00:1           |                    |
        ------------------------------------------------
        ------------------------------------------------
        |greater than or equal to |       1/2%         |
        | 3.00:1 and less than    |                    |
        |        3.50:1           |                    |
        ------------------------------------------------
        ------------------------------------------------
        |greater than or equal to |       1/2%         |
        |        3.50:1           |                    |
        ------------------------------------------------
@@

     The Commitment Fee Percentage shall become effective on the first day after receipt by the Banks of financial statements delivered pursuant to 7.4(a) or 7.4(b) which indicate a change in the Pricing Ratio and in the Commitment Fee Percentage in accordance with the above table.

     If at any time the financial statements required to be delivered pursuant to 7.4(a) or (b) hereof are not delivered with 10 days after the time periods specified in such subsections, the Applicable Rate shall be the rate set forth in the table for a Pricing Ratio greater than or equal to 3.50:1, subject to adjustment upon actual receipt of such financial statements.

     Commitment Percentage. With respect to each Bank, the percentage set forth beside its name on Schedule 2 hereto as the amount of such Bank's percentage of the aggregate Commitments of all of the Banks (subject to adjustment upon any assignment pursuant to 19).

     Compliance Certificate. See 7.4(c).

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers consolidated in accordance with GAAP.

     Consolidated Earnings Before Interest and Taxes or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, and (b) income tax expense.

     Consolidated Earnings Before Interest Taxes Depreciation and Amortization or EBITDA. For any period, the Consolidated Net Income (or Deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, (b) income taxes (c) amortization expense and (d) depreciation expense for such period.

     Consolidated Funded Indebtedness. See 9.3.

     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes and proper charges and before deduction of (a) the special pre-tax, one-time charges in the amount of $650,000 incurred in the fiscal quarter ended April 30, 1997 in connection with the settlement of the Meridian Litigation and (b) the $100,000 charge incurred in the fiscal quarter ended April 30, 1997 in connection with the establishment of a reserve for the Casella T.I.R.E.S., Inc. stockpile in Hampden, Maine.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required to be paid or accrued by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, including capitalized interest expense for such period, but excluding therefrom the non-cash amortization of debt issuance costs.

     Consolidated Total Assets. All assets of the Borrowers determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Liabilities. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP.

     Consulting Engineer. An environmental consulting firm acceptable to the Banks.

     Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with 5.12.

     Default. See 13.

     Depository Accounts. See 6.23.

     Disposal. See "Release".

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Dollars or $. Dollars in lawful currency of the United States of America.

     EBIT. See definition of Consolidated Earnings Before Interest and Taxes.

     EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

     Employee Benefit Plan. Any employee benefit plan within the meaning of 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See 6.16(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Dollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic rate per annum (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to the Agent by prime banks in whatever Eurodollar market may be selected by the Agent in its sole discretion, acting in good faith at or about 10:00 a.m. local time in such interbank market two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See 13.

     Generally Accepted Accounting Principles or GAAP. When used in general, Generally Accepted Accounting Principles means (1) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been applied; and (2) when used with reference to the Borrowers, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the consolidated financial statements for the year ended on the Balance Sheet Date.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Hazardous Substances. See 6.16(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations (including capitalized leases and operating leases with a term longer than 3 years), whether direct or indirect; (b) all obligations under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (d) all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, whether direct or indirect, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, the obligations to reimburse the issuer in respect of any letters of credit and obligations in respect of interest or exchange rate or commodity hedging arrangements, fuel price swaps, fuel price caps, and fuel price collar or floor agreements, and similar agreements or arrangements.

     Interest Period. With respect to each Eurodollar Loan:

          (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), three (3) months or six (6) thereafter, as the case may be, as the Borrowers may select pursuant to the provisions of this Agreement; and

          (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two (2), (3) months or six (6) thereafter, as the case may be, as the Borrowers may select pursuant to the provisions of this Agreement;

     provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (A) if any Interest Period would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

               (B) if the Borrowers shall fail to give notice as provided in 5.12, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

               (C) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

               (D) no Interest Period shall extend beyond the Revolving Credit Maturity Date.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     KeyBank. KeyBank National Association individually and as Co-Agent.

     Letters of Credit. Standby Letters of Credit issued or to be issued by the Agent under 3 hereof for the account of the Borrowers.

     Letter of Credit Applications. Letter of Credit Applications in such form as may be agreed upon by any Borrower and the Agent from time to time which are entered into pursuant to 3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

     Letter of Credit Fee. See 5.2(b).

     Letter of Credit Participation. See 3.1(b).

     Letter of Credit Percentage. The percentage per annum equal to the margin above the Eurodollar Rate charged on Eurodollar Loans, as in effect from time to time, as set forth in the column "Applicable Rate for Eurodollar Rate Loans" in the Applicable Rate table above.

     Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents, and the Subordination Agreements.

     Loan and Letter of Credit Request. See 2.6.

     Loans. The Revolving Credit Loans.

     Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit.

     Meridian Litigation. The civil action brought by John A. Russell, Jr. and Paul P. Tierney derivatively on behalf of Meridian Group, Inc. against the Parent and certain other parties in Rutland (Vermont) Superior Court.

     Mortgages. The mortgages and deeds of trust, as amended and in effect from time to time, from the Borrowers to the Agent with respect to the fee and leasehold interests of the Borrowers in the Sanco Landfill, the Sawyer Real Estate, the Casella TIRES Real Estate, the Superior Real Estate, and the Waste USA Landfill, each in form and substance satisfactory to the Agent, and any other mortgages or deeds of trust requested by the Agent pursuant to 7.19.

     Multiemployer Plan. Any multiemployer plan within the meaning of 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

     Notes. See 2.3.

     Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes, interest rate protection arrangements and similar agreements or arrangements provided by any of the Banks or any other instrument at any time evidencing any thereof.

     PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permit Note. The promissory note of New England Waste Services of Vermont, Inc. dated January 25, 1995 and payable to the order of Waste USA in the principal amount of $200,000.

     Permitted Liens. See 8.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Ratio. At the end of any fiscal quarter of the Borrowers, the ratio of Indebtedness of the Borrowers for borrowed money and capitalized leases to
(b) EBITDA for the period of four (4) consecutive fiscal quarters then ended, as calculated on the Compliance Certificate delivered by the Borrowers pursuant to 7.4(c).

     Real Property. All real property heretofore, now, or hereafter owned or leased by the Borrowers.

     Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in 3.2.

     Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Required Banks. As of any date, the Banks holding sixty-six and two thirds percent (66-2/3%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute sixty-six and two thirds percent (66-2/3%) of the Total Commitment.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to 2.

     Revolving Credit Maturity Date. January 12, 2003.

     Sanco Landfill. The Landfill in Bethlehem, New Hampshire, owned and operated by North Country Environmental Services, Inc.

     Sawyer Real Estate. The Real Property in Hampden, Maine owned by Sawyer Environmental Services and Sawyer Environmental Recovery Facilities, Inc.

     Security and Pledge Agreement. The Amended and Restated Security and Pledge Agreement, dated the Closing Date, among the Borrowers and the Agent in form and substance satisfactory to the Agent.

     Security Documents. The Security and Pledge Agreement, the Collateral Assignment of Contracts and Permits, and the Mortgages, each as amended and in effect from time to time, and any additional documents evidencing or perfecting the Agent's lien on the assets of the Borrowers for the benefit of the Banks, including Uniform Commercial Code financing statements.

     Settlement. The making of, or receiving of, payments in immediately available funds, by the Banks to or from the Agent in accordance with 2.7 to the extent necessary to cause each Bank's actual share of the outstanding amount of the Loans to be equal to each Bank's Commitment Percentage of the outstanding amount of such Loans, in any case where, prior to such event or action, the actual share is not so equal.

     Settlement Amount. See 2.7(b).

     Settlement Date. (a) The Drawdown Date relating to any Loan and Letter of Credit Request, (b) the last Business Day of each week, (c) the Business Day immediately following the Agent becoming aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from BankBoston is equal to or greater than BankBoston's Commitment, or (e) the Business Day immediately following any Business Day on which the amount of Revolving Credit Loans outstanding increases or decreases by more than $1,000,000 as compared to the previous Settlement Date.

     Settling Bank. See 2.7(b).

     Subordinated Debt. Indebtedness of the Borrowers which has been subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordination Agreements or by another written instrument containing subordination provisions in form and substance satisfactory to the Banks, including without limitation, the Permit Note and the obligations to Waste USA under the Waste USA Lease; provided that (a) at the time such Subordinated Debt is incurred, no Default or Event of Default has occurred or would occur as a result of such incurrence, (b) the aggregate Subordinated Debt incurred after the date hereof does not exceed $15,000,000; and (c) the documentation evidencing such Subordinated Debt shall have been delivered to the Agent and shall contain all of the following characteristics:
(i) it shall be unsecured, (ii) it shall bear a market rate of interest, (iii) it shall have a final maturity of at least five (5) years, (iv) it shall not require unscheduled principal repayments thereof prior to the maturity date, (v) it shall have financial covenants (including covenants relating to incurrence of indebtedness) which are meaningfully less restrictive than those set forth herein, (vi) it shall have no restrictions on the Borrower's ability to grant liens securing indebtedness ranking senior to such Subordinated Debt, (vii) it shall permit the incurrence of senior indebtedness under this Credit Agreement,
(viii) it may be cross-accelerated with the Obligations and other senior indebtedness of the Borrowers (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived) and may be accelerated upon bankruptcy, (ix) it shall provide that (A) upon any payment or distribution of the assets of the Borrowers (including after the commencement of a bankruptcy proceeding) of any kind or character, all of the Obligations (including interest accruing after the commencement of any bankruptcy proceeding at the rate specified for the applicable Obligation, whether or not such interest is an allowable claim in any such proceeding) shall be paid in full prior to any payment being received by the holders of the Subordinated Debt and
(B) until all of the Obligations (including the interest described in subclause
(A) above) are paid in full in cash, any payment or distribution to which the holders of the Subordinated Debt would be entitled but for the subordination provisions of the type described in clauses (x) and (xi) hereof shall be made to the holders of the Obligations, (x) it shall provide that in the event of a payment default under 13.1(a) or (b) hereof, the Borrowers shall not be required to pay the principal of, or any interest, fees and all other amounts payable with respect to the Subordinated Debt until the Obligations have been paid in full in cash, (xi) it shall provide that in the event of any other Event of Default, the Banks shall be permitted to block payments of principal, interest, fees and all other amounts payable with respect to the Subordinated Debt for a period of 180 days, and (xii) it shall acknowledge that none of the provisions outlined in part (c) of this definition can be amended, modified or otherwise altered without the prior written consent of the Banks.

     Subordination Agreements. Collectively, (a) the Waste USA Subordination Agreement, (b) the Subordination Agreement dated as of August 1, 1995 among the Agent, the Parent and Green Mountain Sanitation, Inc., Hardwick Recycling and Salvage, Inc., Morrisville Maintenance, Inc. and Northern Transfer, Inc. subordinating the $500,000 promissory note of the Parent referenced therein, (c) any Subordination Agreement among the Agent, Casella Waste Management, Inc. and Northeast Waste Services, Ltd. subordinating certain obligations of Casella Waste Management, Inc. to Northeast Waste Services, Ltd. referenced therein, (d) any Subordination Agreement among the Agent, the Parent, and the sellers of the capital stock of Sawyer Environmental Recovery Facilities, Inc. and Sawyer Environmental Services (such sellers, collectively, the "Sawyer Sellers"), subordinating certain obligations of the Parent to the Sawyer Sellers referenced therein and (e) any other subordination agreements entered into by the Agent, the Borrowers and any sellers of assets to any Borrower, subordinating the obligations of such Borrower to such seller to the Obligations in substantially the form of Exhibit F hereto.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Superior Real Estate. The Real Property in Newfield, New York owned by Casella Waste Management of N.Y., Inc.

     Total Commitment. $150,000,000, as such amount may be reduced pursuant to
2.2 hereof.

     Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Waste USA. Waste U.S.A., Inc., a Vermont corporation.

     Waste USA Landfill. The Landfill in Coventry, Vermont acquired from Waste USA by New England Waste Services of Vermont, Inc.

     Waste USA Lease. The lease of the airspace at the Waste USA Landfill between the lessor thereunder and New England Waste Services of Vermont, Inc.

     Waste USA Purchase Agreement. The Asset Purchase, Stock Purchase and Lease Agreement dated as of May 6, 1994 among Waste USA, 161531 Canada Ltd. and New England Waste Services, Inc., which agreement has been assigned by New England Waste Services, Inc. to New England Waste Services of Vermont, Inc.

     Waste USA Subordination Agreement. The Subordination Agreement dated as of January 25, 1995, among the Agent and Waste USA.

     Winters. Winters Brothers, Inc., a Vermont corporation.

     Year 2000 Problem. The risk that computer applications used by the Borrowers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999.

     1.2. Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

          (h) Reference to a particular "" refers to that section of this Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     2. THE REVOLVING CREDIT LOANS.

     2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrowers to the Agent given in accordance with 2.6, such Bank's Commitment Percentage of such sums as are requested by the Borrowers in the minimum aggregate amount of $500,000 or an integral multiple thereof; provided, that except as otherwise provided herein, the outstanding amount of Revolving Credit Loans and the Maximum Drawing Amount of the Letters of Credit shall not exceed the Total Commitment at any time. Revolving Credit Loans made hereunder shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in 10 and 11, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation under the Letters of Credit shall for all purposes be a Revolving Credit Loan hereunder.

     2.2. Reduction of Total Commitment.

          (a) The Borrowers shall have the right at any time and from time to time upon two (2) Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Agent will notify the Banks promptly after receiving any notice of the Borrowers delivered pursuant to this 2.2.

          (b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

     2.3. The Notes. The Revolving Credit Loans shall be evidenced by promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a drawdown date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's records reflecting the making of such Revolving Credit Loan or the receipt of such payment (as the case may be). The outstanding amount of the Revolving Credit Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.4. Maturity of the Revolving Credit Loans. The Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date. The Borrowers promise to pay on the Revolving Credit Maturity Date all Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. The Banks shall effect a Settlement on the Revolving Credit Maturity Date.

     2.5. Mandatory Repayments of the Revolving Credit Loans. If at any time the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans, subject to Settlement among the Banks in accordance with 2.7(b) hereof, or if no Revolving Credit Loans shall be outstanding, to be held by the Agent as collateral security for the Reimbursement Obligations provided, however, that if the amount of cash collateral held by the Agent pursuant to this 2.5 exceeds the amount of the Obligations, the Agent shall return such excess to the Borrowers.

     2.6. Requests for Revolving Credit Loans. (a) The Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan and Letter of Credit Request") not later than 11:00 a.m. Boston time (i) no less than one (1) Business Day prior to the proposed drawdown date (the "Drawdown Date") of any Base Rate Loan and (ii) no less than three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the amount of such Revolving Credit Loan, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Type of such Revolving Credit Loan, and (D) the Interest Period for such Revolving Credit Loan (if a Eurodollar Rate
Loan).

     (b) Notwithstanding the notice and minimum amount requirements set forth in 2.6(a) and 2.1 respectively, but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans which are Base Rate Loans to the Borrowers by entry of credits to the Borrowers' operating account(s) with the Agent or such other account designated by the Parent and agreed to by the Agent to cover checks which the Borrowers have drawn or made against such account. The Borrowers hereby request and authorize the Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks then presented. The Borrowers acknowledge and agree that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan and Letter of Credit Request including, without limitation, the limitations set forth in 2.1 and the requirements that the applicable provisions of 10 (in the case of Revolving Credit Loans made on the Closing Date) and 11 be satisfied. All actions taken by the Agent pursuant to the provisions of this 2.6(b) shall be conclusive and binding on the Borrowers absent manifest error or the Agent's gross negligence or willful misconduct. Prior to a Settlement, interest on Revolving Credit Loans made pursuant to this 2.6(b) shall be for the account of the Agent.

     2.7. Funds for Loans; Settlements.

          (a) Upon receipt of the documents required by 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will deposit into the account of the Parent at the Agent's Head Office the amount of such Revolving Credit Loans requested by the Borrowers pursuant to 2.6 hereunder in immediately available funds not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date.

          (b) The Banks shall effect Settlements on each Settlement Date. On or before 12:00 p.m. (Boston time) on each such Settlement Date, the Agent shall give telephonic notice to the Banks of (i) (A) the respective outstanding amount of Revolving Credit Loans made by each Bank from the immediately preceding Settlement Date through the close of business on the prior day and (B) the unfunded amount, if any, of each Revolving Credit Loan requested pursuant to 2.6(a) as of such time on such date, (ii) the amount that any Bank, as applicable (the "Settling Bank"), shall pay to effect a Settlement (the "Settlement Amount") and (iii) the portion (if any) of the aggregate Settlement Amount to be paid to each Bank. A statement of the Agent submitted to the Banks with respect to any amounts owing under this 2.7(b) shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, as promptly as practical during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of its Settlement Amount. The Agent shall, as promptly as practicable during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to each Bank of the Settlement Amount to be paid to such Bank. All funds advanced by any Bank as a Settling Bank pursuant to this 2.7(b) shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this 2.7(b) shall for all purposes be treated as repayment of amounts owed by the Borrowers with respect to Revolving Credit Loans made by such Bank as of the date received by the Agent. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any of the Borrowers is a debtor prevents a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Banks and the Agent with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

          (c) The Agent may (unless notified to the contrary by a Settling Bank by 2:00 p.m. (Boston time) on the Settlement Date) assume that each Settling Bank has made available to the Agent the Settlement Amount with respect to its Revolving Credit Loans, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers the aggregate Settlement Amount. If the Settlement Amount is made available to the Agent (or, conversely, if the Agent makes the Settlement Amount available to a Bank entitled thereto) on a date after the Settlement Date, such Settling Bank shall pay the Agent (or, conversely, the Agent shall pay such Bank entitled to such Settlement Amount) on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Agent or such Bank, as applicable, for federal funds acquired by the Agent or such Bank, as applicable during each day included in such period times (ii) the Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to but not including the date on which the Settlement Amount shall become immediately available to the Agent or such Bank, as applicable, and the denominator of which is 365; upon payment of such amount the Settling Bank shall be deemed to have delivered the Settlement Amount of such Settling Bank on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Bank's Settlement Amount as if such share were delivered on the Settlement Date. If the Settlement Amount is not in fact made available to the Agent by the Settling Bank within three (3) Business Days of such Settlement Date, the Agent shall be entitled to debit the Borrowers' accounts to recover such amount from the Borrowers, with interest thereon at the rate per annum applicable to any Loans made on such Settlement Date.

          (d) The failure or refusal of any of the Banks to make available to the Agent at the aforesaid time on any date the amount of the Loans to be made by such Bank shall not relieve any other Bank from its obligations hereunder to make Settlements and Loans, on such Drawdown Date or on any subsequent Drawdown Date, but in no event shall any Bank or the Agent be responsible for funding or otherwise be liable for the failure of any other Bank to make the Loans to be made by such other Bank.

     2.8. Optional Prepayments or Repayments of Loans. The Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; provided (i) each partial prepayment shall be in the principal amount of $250,000 or an integral multiple thereof, and (ii) that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this 2.8 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Agent, no later than 11:00 a.m. (Boston time) (a) at least one (1) Business Day written notice (or telephonic notice confirmed in writing) of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this 2.8 of Base Rate Loans and (b) at least three (3) Eurodollar Business Days written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this 2.8 of Eurodollar Rate Loans, in each case, specifying the proposed date of prepayment or repayment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment shall be applied first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

     3. LETTERS OF CREDIT.

     3.1. Letter of Credit Commitments.

          (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application, the Agent, on behalf of the Banks and in reliance upon the agreement of the Banks set forth in 3.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue standby letters of credit, in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (i) the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this 3.1(a) (the "Letters of Credit") shall not exceed $25,000,000 and (ii) the aggregate Maximum Drawing Amount of all Letters of Credit plus the sum of the outstanding amount of the Revolving Credit Loans shall not exceed the Total Commitment; and provided further that no Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty
     (30) days prior to the Revolving Credit Maturity Date.

          (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). The Agent shall not issue any Letter of Credit unless all of the conditions precedent under 11 hereof have been satisfied.

          (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to 3.2.

     3.2. Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agree to reimburse or pay to the Agent with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

          (a) on each date that any draft presented under any Letter of Credit is honored by the Agent or the Agent otherwise makes payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; and

          (b) upon the Revolving Credit Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with 13, an amount equal to the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this 3.2 at any time from the date such amounts become due and payable (whether as stated in this 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in 5.7 for overdue amounts.

     3.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Banks of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall, provided that no Event of Default under 13(g) or 13(h) has occurred, become automatically a Revolving Credit Loan. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Agent paid the draft presented for honor or otherwise made payment until the date on which such Bank's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 365. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     3.4. Obligations Absolute. The Borrowers' obligations under this 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. Subject to the obligations of the Banks pursuant to Article V of the Uniform Commercial Code, the Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

     3.5. Reliance by Agent. To the extent not inconsistent with 3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

     4. INTENTIONALLY OMITTED.

     5. INTEREST, FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL LIABILITY.

     5.1. Interest. Except as otherwise provided in 5.7, the outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the Applicable Rate. Interest shall be payable (a) quarterly in arrears on the last Business Day of each calendar quarter for the quarter ending on such date, for Base Rate Loans, (b) on the earlier of (i) the last day of the applicable Interest Period or (ii) ninety (90) days after the Drawdown Date, on Eurodollar Rate Loans, and (c) on the Revolving Credit Maturity Date. Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate.

     5.2. Fees.

          (a) Commitment Fee. The Borrowers agree to pay to the Agent for the benefit of the Banks a commitment fee in an amount equal to the Commitment Fee Percentage of the unused portion of the Total Commitment during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Maturity Date (or to the date of termination in full of the Total Commitment, if earlier). This commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, with a final payment on the Revolving Credit Maturity Date. The Agent agrees to pay to the Banks the commitment fee received under this 5.2(a) pro-rata in accordance with their respective Commitment Percentages.

          (b) Letter of Credit Fee. The Borrowers shall, upon the issuance, extension or renewal of any Letter of Credit, pay a fee (the "Letter of Credit Fee") to the Agent equal to (i) the product of (A) the Letter of Credit Percentage multiplied by (B) the Maximum Drawing Amount of each Letter of Credit, plus (ii) the Agent's customary issuance fee, payable in accordance with the Agent's customary practice. That portion of the Letter of Credit Fee equal to one eighth of one percent (1/8%) per annum of the Maximum Drawing Amount of each Letter of Credit shall be paid solely to the Agent, and the balance (other than the issuance fee) shall be shared pro-rata by each of the Banks in accordance with their respective Commitment Percentages. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, with a final payment on the expiration date of each Letter of Credit.

          (c) The Borrowers shall pay to the Agent an agent's fee and an underwriting fee as set forth in a separate letter agreement between the Borrowers and the Agent.

     5.3. Payments.

          (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, received at the Agent's Head Office in immediately available funds by 12:00 p.m. (Boston time) on any due date.

          (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Bank is organized outside of the United States, such Bank shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Bank or the Loans. The Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     5.4. Computations. All computations of interest on the Loans and of Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

     5.5. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's Loans, Letter of Credit Participations or Letters of Credit, or commitment with respect thereto, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent in light of these circumstances. If the Borrowers and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     5.6. Certificate. A certificate setting forth any additional amounts payable pursuant to 5.5 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     5.7. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus two percentage points (2.00%) until such amount shall be paid in full (after as well as before judgment).

     5.8. Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     5.9. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on any Bank any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is:

          (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans, such Bank's Commitment, or the Letters of Credit; or

          (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Commitment, the Loans, drawings under the Letters of Credit, or

          (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

     5.10. Concerning Joint and Several Liability of the Borrowers.

          (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

          (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this 5.10), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each of the Borrowers under the provisions of this 5.10 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

          (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this 5.10, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this 5.10, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this 5.10 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this 5.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Banks.

          (f) The provisions of this 5.10 are made for the benefit of the Banks and their successors and assigns, and may be enforced in good faith against them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this 5.10 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this 5.10 will forthwith be reinstated in effect, as though such payment had not been made.

     5.11. New Borrowers. Any newly-created or newly-acquired Subsidiaries shall become Borrowers hereunder by signing Notes, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Banks or the Agent may reasonably request including, without limitation, documentation with respect to conditions noted in 10 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary as a Borrower hereunder.

     5.12. Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts.

          (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Rate Loan,
     (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Revolving Credit Loan shall be a Eurodollar Rate Loan, or
     (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Rate Loan as such, provided that the Borrowers gives notice to the Agent pursuant to 5.12(b) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the Borrowers and each Bank, and each such notice to the Borrowers shall be considered prima facie correct and binding, absent manifest error.

          (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Rate Loan or the conversion of any Base Rate Loan to a Eurodollar Rate Loan, or, in the case of an outstanding Eurodollar Rate Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written, telex or telecopy notice received by the Agent not later than 11:00 a.m. (Boston time) of its election pursuant to 5.12(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Rate Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Rate Loan, and shall be irrevocable and binding upon the Borrower. If the Borrowers shall fail to give the Agent notice of its election hereunder together with all of the other information required by this 5.12(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan, and, if such Loan is an existing Eurodollar Rate Loan, shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. No Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Agent shall promptly notify each Bank in writing (or by telephone confirmed in writing or by telecopy) of such election by the Borrower hereunder.

          (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the maturity date of any Loan.

          (d) All Eurodollar Rate Loans shall be in a minimum amount of not less than $1,000,000. In no event shall the Borrowers have more than five (5) different maturities of borrowings of Eurodollar Rate Loans outstanding at any time.

     5.13. Eurodollar Indemnity. The Borrowers agree to indemnify the Banks and the Agent and to hold them harmless from and against any reasonable loss, cost or expense that the Banks and the Agent may sustain or incur as a consequence of
(a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to
2.6 or 5.12, and (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

     5.14. Illegality; Inability to Determine Eurodollar Rate. Notwithstanding any other provision of this Agreement (other than 5.8) if, (a) the introduction of, any change in, or any change in the interpretation of, any law, regulation, treaty or directive applicable to any Bank or the Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any Eurodollar Rate Loans, or (b) if the Agent shall reasonably determine or be notified by the Required Banks that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost of obtaining or maintaining the applicable Eurodollar Rate Loans during any Interest Period, then the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers and the Banks (which notice shall be conclusive and binding upon the Borrower and the Banks). Upon such notification by the Agent, the obligation of the Banks and the Agent to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until the Agent or the Required Banks, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Rate Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and shall be automatically converted to Base Rate Loans in equal principal amounts on the last day of each Interest Period applicable to such Eurodollar Rate Loans, or within such earlier period as may be required by applicable law.

     6. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Banks that on and as of the date of this Agreement (any disclosure on a schedule pursuant to this 6 shall be deemed to apply to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

     6.1. Corporate Authority.

          (a) Incorporation; Good Standing. Each of the Borrowers (i) is a corporation duly organized, validly existing and in good standing or in current status under the laws of its respective state of incorporation,
     (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower.

          (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrowers or any agreement or other instrument binding upon the Borrowers.

          (c) Enforceability. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2. Governmental Approvals. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     6.3. Title to Properties; Leases. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Schedule 6.3 sets forth a list of all of the Real Property of the Borrowers.

     6.4. Financial Statements; Solvency.

          (a) There has been furnished to the Banks (i) consolidated balance sheets of the Borrowers dated the Balance Sheet Date and consolidated statements of operations for the fiscal year then ended, certified by Arthur Andersen & Co. or an independent accounting firm of national standing acceptable to the Banks (the "Accountants") and (ii) unaudited consolidated balance sheets of the Borrowers dated October 31, 1997 and unaudited consolidated statements of operations for the six (6) month period then ended. Said balance sheets and statements of operations have been prepared in accordance with GAAP, fairly present in all material respects the financial condition of the Borrowers, on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers as of such date involving material amounts, known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

          (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

     6.5. No Material Changes, Etc. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Parent, the Borrowers. Since the Balance Sheet Date, there has not been any Distribution.

     6.6. Permits, Franchises, Patents, Copyrights, Etc. Each of the Borrowers possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     6.7. Litigation. Except as shown on Schedules 6.7 and 6.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     6.8. No Materially Adverse Contracts, Etc. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers as a whole, except as otherwise reflected in adequate reserves.

     6.9. Compliance With Other Instruments, Laws, Etc. None of the Borrowers is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers.

     6.10. Tax Status. The Borrowers have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them are subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

     6.11. No Event of Default. Except as set forth on Schedule 6.11 hereto, no Default or Event of Default has occurred and is continuing as of the date of this Agreement.

     6.12. Holding Company and Investment Company Acts. None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     6.13. Absence of Financing Statements, Etc. Except as contemplated by 8.2 of this Agreement and as set forth on Schedule 6.13 hereto, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.

     6.14. Employee Benefit Plans.

          (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

          (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) Each Borrower or ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or ERISA Affiliate without liability to any Person.

          (c) Guaranteed Pension Plans. None of the Borrowers is a sponsor of, or contributor to, a Guaranteed Pension Plan.

          (d) Multiemployer Plans. No Borrower, nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. No Borrower, nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of 4241 or 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA.

     6.15. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used solely for working capital and other general corporate purposes, Letters of Credit, to refinance other indebtedness of the Borrowers, and to fund acquisitions permitted pursuant to 8.4 hereof. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

BOS-BUSN:552657.1

     6.16. Environmental Compliance. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on Schedule 6.16:

          (a) None of the Borrowers, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

          (b) None of the Borrowers has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) (i) No portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in material compliance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

          (d) none of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     6.17. Perfection of Security Interests. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, or reasonably requested by the Agent or any of the Banks, to establish and perfect the Agent's security interests in the Collateral as described in the Security Documents (including the notation of the Agent's security interests in motor vehicles on the certificates of title relating to such vehicles). The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrowers are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     6.18. Certain Transactions. Except as set forth on Schedule 6.18 and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers are presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     6.19. Subsidiaries. Schedule 6.19 sets forth a complete and accurate list of the Subsidiaries, including the name of each Subsidiary and its jurisdiction of incorporation, together with the number of authorized and outstanding shares of each Subsidiary. Each Subsidiary is directly or indirectly wholly owned by the Parent. The Parent has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable.

     6.20. Capitalization.

          (a) Capital Stock. As of the Closing Date, the authorized capital stock of the Parent consists of (i) 30,000,000 shares of Class A Common stock (par value $.01 per share) of which 9,778,745 shares are outstanding,
     (ii) 1,000,000 shares of Class B Common Stock (par value $.01 per share) of which 1,000,000 shares are outstanding, and (iii) 1,000,000 shares of Preferred Stock (par value $.01 per share) of which no shares are outstanding. All such outstanding shares have been duly issued and are full paid and non-assessable.

          (b) Options, Etc. Except as set forth on Schedule 6.20(b), no Person has outstanding any rights (either pre-emptive or other) or options (except for the options for common stock issued to management employees, in accordance with a bona fide option plan approved by the Board of Directors of the Parent) to subscribe for or purchase from the Parent, or any warrants or other agreements providing for or requiring the issuance by the Parent of, any capital stock or any securities convertible into or exchangeable for its capital stock.

     6.21. True Copies of Charter and Other Documents. The Borrowers have furnished the Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and (b) by-laws (together with any amendments thereto).

     6.22. Disclosure. No representation or warranty made by the Borrowers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Agent by or on behalf of or at the request of the Borrowers in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

     6.23. Deposit Accounts. Other than the accounts maintained at the Agent's Head Office (the "Depository Accounts"), the Borrowers maintain the deposit accounts listed on Schedule 6.23 hereto and no other deposit accounts, unless approved in writing by the Agent. The aggregate amount of collected funds held in each such deposit account at the close of any Business Day shall not exceed the amount specified for such account on Schedule 6.23; any amounts in excess of the amounts specified in Schedule 6.23 shall be immediately transferred to the Depository Accounts.

     6.24. Year 2000 Problem. The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem. Based on such review and program, the Year 2000 Problem will not have a material adverse effect on their business and operations.

     7. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

     7.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     7.2. Maintenance of Office. The Borrowers will maintain their chief executive offices at the locations set forth on Schedule 1 attached hereto, or at such other place in the United States of America as each Borrower shall designate upon 30 days prior written notice to the Agent.

     7.3. Records and Accounts. Each of the Borrowers will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     7.4. Financial Statements, Certificates and Information. The Borrowers will deliver to the Banks:

          (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated and consolidating balance sheets of Borrowers as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, Certified by the Accountants. In addition, simultaneously therewith, the Borrowers shall use their best efforts to provide the Banks with a written statement from such Accountants to the effect that the Borrowers are in compliance with the covenants set forth in 9 hereof, and that, in making the examination necessary to said certification, nothing has come to the attention of such Accountants that would indicate that any Default or Event of Default exists, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers, copies of the consolidated and consolidating balance sheets and statement of operations of the Borrowers as at the end of such quarter including profit and loss statements by division, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP with a certification by the principal financial or accounting officer of the Borrowers (the "CFO") that the consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of Exhibit D hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in 7, 8 and 9 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto and a certificate of the Borrowers' Chief Operating Officer in the form attached hereto as Exhibit E with respect to environmental matters;

          (d) [intentionally omitted];

          (e) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent or any of the Borrowers;

          (f) as soon as practicable, but in any event not later than 15 days after the end of each fiscal quarter, copies of the Borrower's profit and loss statements by division, subject to year end adjustments, and the related statements of cash flows, all in reasonable detail and prepared in accordance with GAAP;

          (g) as soon as practicable, but in any event not later than fifteen
     (15) days prior to the commencement of the next fiscal year of the Borrowers, a copy of the annual budget for such fiscal year; and

          (h) from time to time such other financial data and other information (including accountants' management letters) as the Banks may reasonably request;

     The Borrowers hereby authorize the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that the Banks shall, to the extent practicable and allowable under law, notify the Borrowers within a reasonable period prior to the time any such disclosure is made; and provided further, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which any Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

     7.5. Corporate Existence and Conduct of Business. Except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; use its best efforts to comply with all applicable laws; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

     7.6. Maintenance of Properties. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

     7.7. Insurance. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof, which risks may, but shall not be required by the Banks to be, covered by insurance maintained by the Borrowers) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than the amounts and coverages set forth in
Schedule 7.7 hereto. In addition, the Borrowers will furnish from time to time, upon the Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Agent and, if requested by the Agent, will furnish to the Agent copies of the applicable policies.

     7.8. Taxes. The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     7.9. Inspection of Properties, Books, and Contracts. The Borrowers shall permit the Banks, the Agent or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as the Banks may reasonably request.

     7.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. Each Borrower will (i) comply with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers; (iii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (iv) maintain all material operating permits for all landfills now owned or hereafter acquired; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the best of such Borrower's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Bank or the Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     7.11. Environmental Indemnification. The Borrowers covenant and agree that they will jointly and severally indemnify and hold the Agent and the Banks, and their respective affiliates, agents, directors, officers and shareholders, harmless from and against any and all claims, expense, damage, loss or liability incurred by such indemnified parties (including all costs of legal representation incurred by such indemnified parties) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrowers, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     7.12. Further Assurances. The Borrowers will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement, including granting additional mortgages on Real Property at the Banks' request as set forth in 7.19 hereof.

     7.13. Notice of Potential Claims or Litigation. The Borrowers shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $500,000, together with a copy of each such notice received by any Borrower.

     7.14. Notice of Certain Events Concerning Insurance and Environmental
Claims.

          (a) The Borrowers will provide the Banks with written notice as to any cancellation or material change in any insurance of any of the Borrowers within ten (10) Business Days after such Borrower's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

          (b) The Borrowers will promptly notify the Banks in writing of any of the following events:

               (i) upon any Borrower's obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's operations which violation could have a material adverse effect on the Real Property or on any Borrower's operations; (ii) upon any Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's, or any Person's operation of the Real Property, (B) contamination on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower, or any of their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances; (iv) upon any Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property; or (v) any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

     7.15. Response Actions. The Borrowers covenant and agree that if any Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrowers will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws or to preserve the value of the Real Property.

     7.16. Environmental Assessments. If (a) with respect to the Real Property subject to a Mortgage, the Banks in their good faith judgment, after discussion with the Borrowers, have reason to believe that the environmental condition of such Real Property has deteriorated, after reasonable notice by the Banks, whether or not an Event of Default shall have occurred, or (b) with respect to Real Property not subject to a Mortgage, the Banks so request, the Banks may, from time to time, for the purpose of assessing the value of the Real Property, obtain one or more environmental assessments or audits of the Real Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Banks to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at the Real Property and (ii) whether the use and operation of the Real Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of the Real Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Banks deem appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrowers.

     7.17. Notice of Default. The Borrowers will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $250,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

     7.18. Closure and Post Closure Liabilities. The Borrowers shall at all times adequately accrue, in accordance with GAAP, and fund, as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the operations of the Borrowers.

     7.19. Additional Mortgages. If after the Closing Date the Agent so requests, the Borrowers shall forthwith execute and deliver to the Agent a fully executed mortgage or deed of trust over Real Property of the Borrowers in addition to the Sanco Landfill, the Waste USA Landfill, the Sawyer Real Estate and the Casella TIRES Real Estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance, legal opinions and other documents and certificates with respect to such Real Property as the Agent may request. The Borrowers agree that following the taking of such actions with respect to such Real Property, the Agent shall have a valid and enforceable first priority mortgage or deed of trust over such Real Property, subject only to Permitted Liens. If after the Closing Date the Agent so requests, the Borrowers shall forthwith execute and deliver to the Agent fully executed amendments to the Mortgages, in form and substance satisfactory to the Agent, together with title insurance policy endorsements, legal opinions and other documents and certificates with respect to such amendments as the Agent may request in order to confirm the Agent's first priority security interest in the Real Property subject to such Mortgages.

     7.20. Subsidiaries. The Parent shall at all times directly or indirectly through a Subsidiary own all of the shares of the capital stock of each Subsidiary.

     7.21. Pine Tree Waste, Inc. The Borrowers covenant and agree that the newly acquired subsidiary, Pine Tree Waste, Inc., a Maine corporation, will merge into Sawyer Environmental Services (with Sawyer Environmental Services as the surviving entity) within 90 days of the Closing Date.

     8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan or any Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     8.1. Restrictions on Indebtedness. None of the Borrowers shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

          (a) Indebtedness to the Banks and the Agent arising under this Agreement or the Loan Documents;

          (b) Subject to 8.9, Subordinated Debt in an aggregate outstanding principal amount not to exceed $15,000,000;

          (c) Existing Indebtedness with respect to loans and capitalized leases listed on Schedule 8.1(c) hereto in an aggregate amount not to exceed $7,500,000, on the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than those in effect as of the date hereof;

          (d) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (e) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of 7.8 and Indebtedness of the Borrowers secured by liens of carriers, warehousemen, mechanics and materialmen permitted by 8.2;

          (f) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves;

          (g) Indebtedness of any Borrower with respect to guaranty, suretyship or indemnification obligations in connection with such Borrower's performance of services for its respective customers in the ordinary course of its business;

          (h) [Intentionally omitted];

          (i) Indebtedness of any Subsidiary owing to the Parent;

          (j) Intercompany Indebtedness among the Subsidiaries;

          (k) Indebtedness in respect of a letter of credit issued by Allbank Bank in the face amount of $168,000; provided that if the Agent, in its sole and absolute discretion, at any time and for any reason so requests, the Borrowers shall promptly replace such letter of credit with a Letter of Credit issued by the Agent pursuant to the terms of this Credit Agreement;

          (l) Indebtedness incurred in connection with the acquisition after the date hereof of any personal property by the Borrowers under any lease; provided that the aggregate outstanding principal amount of such Indebtedness of the Borrowers shall not exceed $10,000,000 at any time;

          (m) Indebtedness incurred in connection with the acquisition by the Borrowers of real or personal property, including Indebtedness in respect of non-compete payments; provided that the aggregate outstanding principal amount of such Indebtedness of the Borrowers shall not exceed $15,000,000 at any time;

          (n) Indebtedness in an aggregate amount not to exceed $10,501,284 payable to Clinton County, New York under and in accordance with the terms of the Clinton Lease;

          (o) Indebtedness under fuel price swaps, fuel price caps, and fuel price collar or floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices with respect to fuel purchased in the ordinary course of business of the Borrowers, provided that the aggregate amount of such agreements do not exceed $500,000, the maturity of such agreements do not exceed six (6) months, the terms are consistent with past practices of the Borrowers, and such agreements are entered into with the Agent or any Bank and secured by the Collateral; and

          (p) Indebtedness in respect of interest rate protection arrangements satisfactory to the Agent entered into with the Agent or any Bank and secured by the Collateral.

     8.2. Restrictions on Liens. None of the Borrowers will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

          (a) purchase money security interests in or purchase money liens on property other than the Mortgaged Property to secure Indebtedness permitted under 8.1(m) hereof, provided that such Liens (i) shall encumber only the property or assets so acquired, (ii) shall not exceed the fair market value thereof and (iii) shall not encumber property with an aggregate value in excess of $10,000,000;

          (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by 8.1(f);

          (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the respective Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

          (g) Liens existing as of the date hereof securing Indebtedness permitted under 8.1(c) hereof and listed on Schedule 8.2(g) hereto;

          (h) Liens granted pursuant to the Security Documents;

          (i) A second mortgage lien on the Waste USA Landfill in favor of the sellers of the Waste USA Landfill, subordinated to the Agent's Mortgage on terms acceptable to the Banks;

          (j) Liens on the assets of Bristol Waste Management, Inc. granted to secure the Indebtedness permitted by 8.1(k) hereof and listed on Schedule 8.2(k) hereto; and

          (k) Liens granted to secure the Indebtedness permitted by 8.1(l) hereof.

     8.3. Restrictions on Investments. None of the Borrowers shall make or permit to exist or to remain outstanding any other Investment other than:

          (a) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America that are due and payable within one year from the date of acquisition;

          (b) certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

          (c) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is not rated lower than "P- 1" by Moody's Investors Service, Inc., or "A- 1" by Standard & Poor's Corporation;

          (d) Investments associated with insurance policies required or allowed by state law to be posted as financial assurance for landfill closure and post-closure liabilities;

          (e) Investments by any Borrower in any wholly owned Subsidiary which is also a Borrower;

          (f) Investments existing on the date hereof and listed on Schedule 8.3(g) hereto;

          (g) Any money market account, short- term asset management account or similar investment account maintained with one of the Banks; and

          (h) other Investments not to exceed $500,000 in the aggregate at any time outstanding.

provided; that none of the Borrowers shall make or permit to exist or to remain outstanding any Investment in any Subsidiary unless both before and after giving effect thereto there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment.

     8.4. Mergers, Consolidations, Sales. None of the Borrowers shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other Person (except as otherwise provided in this 8.4), or sell, transfer, convey or lease any stock or assets or group of assets (except for (i) sales of equipment in the ordinary course of business and (ii) sales of other assets so long as the aggregate book value of such assets to be sold, together with the aggregate book value of all other such assets sold by the Borrowers during the term of this Agreement, does not exceed 5% of Consolidated Total Assets at the time of such sale) or sell or assign, with or without recourse, any receivables, provided, however notwithstanding the foregoing so long as no Default or Event of Default has occurred and is continuing and the proposed transaction will not otherwise create an Event of Default as a result thereof, the Borrowers shall be permitted (i) simultaneously with the consummation of its initial public offering to exchange any of its preferred stock into shares of common stock and (ii) to authorize and issue additional shares of its capital stock. Notwithstanding the foregoing, a Borrower may purchase or otherwise acquire for cash, stock or other consideration all or substantially all of the assets or stock of any class of any Person provided that (a) the Banks shall have been provided with a Compliance Certificate demonstrating that the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with, all of the covenants in 9 hereof; (b) no Event of Default has occurred and is continuing and the proposed transaction will not otherwise create an Event of Default hereunder; (c) the business or assets to be acquired involves solid waste collection, hauling, recycling or transfer or related businesses; (d) the business or assets to be acquired operates in the United States; (e) all of the assets to be acquired shall be pledged to the Agent for the benefit of the Banks and shall be owned by an existing or newly created Subsidiary of the Parent, 100% of the stock of which has been or will be pledged to the Agent on behalf of the Banks and which is a Borrower or, in the case of a stock acquisition, the acquired company shall become or shall be merged with a wholly-owned Subsidiary of the Parent that is a Borrower; (f) a copy of the purchase agreement, together with audited (if available, or otherwise unaudited) financial statements for any business to be acquired for the preceding two (2) fiscal years and due diligence summaries shall have been furnished to the Banks, if the purchase price, excluding the payment of all fees and expenses relating to such purchase, exceeds $1,000,000; (g) if such acquisition is made by a merger, such Borrower shall be the surviving entity; (h) the cash consideration in connection with any such acquisition (including the aggregate amount of all liabilities assumed) shall not exceed $10,000,000; and (i) the Borrower shall provide to the Banks written consent or approval of the board of directors or equivalent governing body of the entity whose business or assets are to be acquired. Notwithstanding the foregoing, no Person may acquire a controlling interest in any Borrower, nor may a Borrower purchase or otherwise acquire all or substantially all of the assets or stock of any class of another Borrower, in each case, without the prior written consent of the Banks. In addition, notwithstanding the foregoing, no Borrower shall merge with or into any Person except for mergers of a non-Borrower into a Borrower as permitted by clause (g) of the second sentence of this 8.4; provided, however, that so long as (x) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, and (y) the surviving entity becomes a Borrower hereunder and all assets of such surviving entity are pledged to the Agent for the benefit of the Banks, North Country Environmental Services, Inc. may merge with a newly created corporation which is formed solely for the purpose of acquiring the assets of North Country Environmental Services, Inc. only and which is directly or indirectly wholly-owned by the Parent.

     8.5. Sale and Leaseback. None of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Banks.

     8.6. Restricted Distributions and Redemptions. None of the Borrowers will declare or pay any cash Distributions; provided that (a) any Subsidiary may declare or pay cash Distributions to the Parent and (b) so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the Parent may make cash Distributions to its shareholders in an aggregate amount, together with redemptions permitted by the following sentence, not to exceed $100,000 during the term of this Agreement. In addition, the Borrowers shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of the Borrowers in aggregate amount, together with cash Distributions by the Parent permitted by the previous sentence, in excess of $100,000 during the term of this Agreement. The Borrowers shall not effect or permit any change in or amendment to the charter documents or by-laws of any Borrower or any document or instrument pertaining to the terms of the Parent's capital stock.

     8.7. Employee Benefit Plans. None of the Borrowers nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for any Borrower; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to 302(f) or 4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under 4041A, 4202, 4219, or 4245 of ERISA.

     8.8. Capital Expenditures. As at the end of any fiscal quarter, the Borrowers will not permit the amount of Capital Expenditures (excluding any acquisitions permitted by 8.4 hereof) made by the Borrowers in the period of four (4) consecutive fiscal quarters then ended to exceed an amount equal to 2.0 times the sum of depreciation and landfill amortization expense for such period.

     8.9. Subordinated Debt. None of the Borrowers will amend, supplement, or otherwise modify the terms of the Subordinated Debt, the Subordination Agreements, the Stockholder Stand-off Agreement or the Waste USA Lease without the prior written consent of the Banks. None of the Borrowers will prepay the Waste USA Lease, terminate the Waste USA Lease or exercise any option of purchase the leasehold estate subject to the Waste USA Lease during the term of this Credit Agreement without the prior written consent of the Banks. None of the Borrowers will amend, supplement or otherwise modify the terms of the Clinton Lease, prepay the Clinton Lease, terminate the Clinton Lease, or exercise any option to purchase the landfill and related property subject to the Clinton Lease during the term of this Agreement without the prior written consent of the Banks. The Borrowers will not make any payments of the Subordinated Debt other than scheduled payments of principal and interest permitted under the Subordination Agreements; provided that so long as no Default or Event of Default has occurred and is continuing, the Borrowers may make unscheduled principal payments on Indebtedness permitted under Section 8.1(m) consisting of notes payable to sellers of assets, the principal face amount of each of which notes does not exceed $250,000, in an aggregate amount not to exceed $5,000,000 (less amounts prepaid under the August, 1997 Credit Agreement, provided that such prepaid amounts do not exceed $1,750,000) during the term of this Agreement.

     8.10. Negative Pledge. The Borrowers will not enter into any agreement containing any provision prohibiting the creation or assumption of any lien or security interest upon its properties (other than prohibitions on liens for particular assets set forth in a security instrument in connection with secured Indebtedness permitted by 8.1(m) relating to such assets and the granting or effect of such liens does not otherwise constitute a Default or Event of Default), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrowers to amend or modify this Agreement or any other Loan Document.

     9. FINANCIAL COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan or any Note is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

     9.1. Interest Coverage Ratios As of the end of any fiscal quarter, for the period of the four consecutive fiscal quarters then ended, the ratio of EBITDA to Consolidated Total Interest Expense shall not be less than 3.5:1.

     9.2. Profitable Operations. The Borrowers will not permit Consolidated Net Income to be less than $0 in any quarter.

     9.3. Funded Debt to EBITDA Ratio. As at the end of any fiscal quarter, the ratio of (a) Indebtedness of the Borrowers for borrowed money and capitalized leases ("Consolidated Funded Indebtedness") to (b) EBITDA for the period of four consecutive fiscal quarters ending on such date (subject to the provisions below) shall not exceed the stated ratio for the respective periods set forth below:

                     Period                        Ratio

                     Closing Date through 4/30/99  3.75:1
                     Thereafter                    3.50:1

     For purposes of calculating the Consolidated Funded Indebtedness to EBITDA ratio (a) for (i) the fiscal quarter ending July 31, 1997, EBITDA shall be deemed equal to four (4) times EBITDA for the three month period then ended,
(ii) the fiscal quarter ending October 31, 1997, EBITDA shall be deemed equal to two (2) times EBITDA for the six month period then ended and (iii) the fiscal quarter ending January 31, 1998, EBITDA shall be deemed equal to one and one-third (1 1/3) times EBITDA for the nine month period then ended and (b) the financial results of any businesses acquired after May 1, 1997 by the Borrowers during such fiscal period shall be included in the calculation of EBITDA so long as (i) the acquired business had annual revenue of at least $5,000,000 for the most recent fiscal year, (ii) the Agent is satisfied that the financial information for the acquired business fairly presents the financial condition of such business and (iii) the Agent receives a letter in form and substance satisfactory to the Banks from the Borrowers' Accountants as to adjustments for non-recurring expenses.

     9.4. Funded Debt to Capitalization. As of the end of any fiscal quarter, the Borrowers shall not permit the ratio of (a) Consolidated Funded Indebtedness to (b) the sum of (i) Consolidated Funded Indebtedness plus (ii) shareholder's equity in the Parent as determined in accordance with GAAP to exceed 0.60 to 1.

     10. CLOSING CONDITIONS.

     The obligations of the Banks to make the Loans and the Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

     10.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

     10.2. Loan Documents, Etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks, provided that the Borrowers shall have thirty (30) days after the Closing Date to execute and deliver the amendments to the Mortgages.

     10.3. Officer's Certificate; Certified Copies of Charter Documents. For each Borrower that was a party to the August, 1997 Credit Agreement, the Agent shall have received a certificate of a duly authorized officer of such Person as to the existence, good standing, and lack of changes to its charter documents since last delivered to the Agent. For All Cycle and Winters, the Agent shall have received from the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents (including certificates of merger and name changes) as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     10.4. Incumbency Certificate. The Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrowers; (b) to make Loan and Letter of Credit Requests; and (c) to give notices and to take other action on the Borrowers' behalf under the Loan Documents.

     10.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first security interest in and lien upon the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests, and any necessary amendments to the Mortgages, shall have been duly effected, provided that the Borrowers shall have five (5) business days to deliver the stock certificates of All Cycle and Winters to the Agent. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     10.6 UCC Search Results. The Agent shall have received the results of UCC searches with respect to the Collateral owned by any Borrower acquired after August 7, 1997, indicating no other liens other than Permitted Liens, and otherwise in form and substance satisfactory to the Agent.

     10.7. [Intentionally Omitted.]

     10.8. Certificates of Insurance. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

     10.9. Opinion of Counsel. The Banks shall have received from Miller, Eggleston & Cramer, Ltd., an opinion addressed to the Banks, dated the Closing Date, in form and substance satisfactory to the Banks, as to (i) authorization, enforceability of Loan Documents and other corporate matters; (ii) Vermont security and real estate matters.

     10.10. Payment of Fees. The Borrowers shall have paid to the Agent for the accounts of the Bank or its own account, as applicable, all fees and expenses that are due and payable as of the Closing Date in accordance with this Agreement.

     10.11. Good Standing Certificates. The Agent shall have received certificates from governmental officials evidencing the legal existence, good standing and foreign qualifications of All Cycle and Winters.

     10.12. Affirmation of Subordination Agreements. The Agent shall have received an opinion of Miller, Eggleston & Cramer, Ltd. that such a reaffirmation of the Waste USA Subordination Agreement is not required to allow the provisions of such agreement to remain in full force and effect.

     11. CONDITIONS OF ALL LOANS.

     The obligations of the Banks to make any Loan (including without limitation the obligation of the Agent to issue any Letter of Credit) on and subsequent to the Closing Date is subject to the following conditions precedent:

     11.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     11.2 Performance; No Event of Default. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of any Loan, and at the time of any Loan, there shall exist no Event of Default or condition which would result in an Event of Default upon consummation of such Loan (including without limitation any amounts to be drawn under a Letter of Credit). Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in 10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

     11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans hereunder.

     11.4. Governmental Regulation. The Banks shall have received such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     11.5. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date hereof in substance and in form satisfactory to the Banks, including without limitation a Letter of Credit and Loan Request in the form attached hereto as Exhibit B, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

     12. COLLATERAL SECURITY. The Obligations shall be secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth in the Security Documents) in all of the assets of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrowers are parties. It is the intention of the parties that all of the Revolving Credit Loans (including any increase in the amount of the Revolving Credit Loans pursuant to 2 hereof) be secured by the Mortgages, whether or not the Mortgages, or any one of them, is amended in order to reflect the full amount of and/or any increase in the amount of the Revolving Credit Loans.

     13. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

     13.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the Revolving Credit Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (c) if the Borrowers shall fail to comply with the covenants contained in 7 (other than 7.6, 7.14, 7.15 and 7.18), 8 or 9 hereof;

          (d) if the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within 30 days after written notice of such failure has been given to the Borrowers by the Banks;

          (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

          (f) if any Borrower shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto in an aggregate amount greater than $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $250,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

          (g) if any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower and or any Borrower indicates its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty
     (60) days, whether or not consecutive;

          (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments, against the Borrowers exceeds in the aggregate $250,000 after taking into account any undisputed insurance coverage;

          (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower to the PBGC or the Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

          (k) any of the Subordinated Debt shall be in default or all or any part of the Subordinated Debt shall be paid, prepaid, redeemed or repurchased in whole or in part other than as permitted under the terms of the Subordination Agreements, hereof and thereof; or

          (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (m) John Casella and James Bohlig shall cease to serve as senior management of the Parent and shall fail to be replaced by other Persons reasonably acceptable to the Banks within 30 days;

then, and in any such event, so long as the same may be continuing, the Agent shall upon the request of the Required Banks, by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations.

     13.2. Termination of Commitments. If any Event of Default shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to or issue Letters of Credit for the account of any of the Borrowers; or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date or the issuance of any Letters of Credit to be issued on such date are not satisfied (except as a consequence of a default on the part of the Banks), the Banks may by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such Notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Banks hereunder or elsewhere.

     13.3. Remedies. Subject to 15.8, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 13.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations or the Guaranteed Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Banks. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, such Bank's proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     15. THE AGENT.

     15.1 Appointment of Agent, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents. The Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the Loan Documents. Except as provided in this 15 and in the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Banks and no action taken or failure to act without the consent of the Banks shall be binding on any Bank which has not consented. Each Bank irrevocably authorizes the Agent to execute the Security Documents and all other instruments relating thereto and to take such action on behalf of each of the Banks and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Security Documents and all related documents, together with such other powers as are reasonably incidental thereto. It is agreed that the duties, rights, privileges and immunities of the Agent, in its capacity as issuer of Letters of Credit hereunder, shall be identical to its duties, rights, privileges and immunities as Bank as provided in this 15. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Bank in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

     15.2. Actions By Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Banks and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or any Letter of Credit Participation.

     15.3. Indemnification. Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Banks agree to indemnify the Agent and its affiliates, agents, directors, officers and shareholders, and ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent (or any agent thereof).

     15.4. Reimbursement. Without limiting the provisions of 15.3, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     15.5. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

     15.6. Non-Reliance on Agent and Other Banks. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of 15.8 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall conclusively be presumed to have approved the same.

     15.7. Resignation of Agent. The Agent may resign at any time by giving 60 days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Any new Agent appointed pursuant to this 15.7 shall immediately issue new Letters of Credit in place of Letters of Credit previously issued by the Agent.

     15.8. Action by the Banks, Consents, Amendments, Waivers, Etc. Except as otherwise expressly provided in this 15.8, any action to be taken (including the giving of notice) may be taken or any consent or approval required or permitted by the Agreement or any other Loan Document to be given by the Banks may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended and the performance or observance by the Borrowers or any other person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Required Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall, do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of the Total Commitment (or subject the Banks to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder; (d) change the definition of "Required Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this 15.8; (f) change the Commitment Percentage of any Bank, except as permitted under 19 hereof; or (g) except as otherwise permitted hereunder, release any Collateral.

     15.9. Co-Agents. None of the Banks identified on the cover page of this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or not taking action hereunder.

     16. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to (a) reimburse Agent as well as the Agent's affiliates for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees, collateral evaluation costs and Consulting Engineer's fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder and (b) reimburse all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred by any Bank in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrowers will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Banks with respect thereto).

     17. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Agent and the Banks, as well as the Agent's and the Banks' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutory created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, provided that such counsel shall be reasonably satisfactory to the Banks. The covenants of this 17 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

     18. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Bank has any obligation to make any Loans or issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

     19. SYNDICATION AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time its portion of the Total Commitment and interests in the risk relating to any Loans in an amount equal to or greater than $5,000,000, to additional banks or other financial institutions acceptable to Agent and Parent (unless an assignment is to a Bank or to an affiliate of a Bank (so long as such assignment would not result in increased costs to the Borrowers hereunder), in which case acceptance by the Agent and the Parent shall not be necessary), which acceptances shall not be unreasonably withheld, so long as (1) BankBoston will be the Agent hereunder, and that each bank or other financial institution which executes and delivers to the Banks and the Borrowers hereunder a counterpart joinder in form and substance satisfactory to the Banks and such bank or financial institution shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its Commitment shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder, (a) the Borrowers shall issue to the bank or other financial institution Notes in the amount of such bank's or other financial institution's Commitment dated the Closing Date or such other date as may be specified by the Agent and otherwise completed in substantially the form of the Notes executed and delivered on the Closing Date;
(b) the Agent shall distribute to the Borrowers, the Banks and such bank or financial institution a schedule reflecting such changes; (c) this Agreement shall be appropriately amended to reflect (i) the status of such bank or financial institution as a party hereto and (ii) the status and rights of the Banks and Agent hereunder; (d) the Borrowers shall take such action as the Agent may reasonably request to perfect any security interests or mortgages in favor of the Banks, including any bank or financial institution which becomes a party to this Agreement; and (e) the assignee bank or financial institution shall pay a processing and recordation fee of $2,500 to the Agent. Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in or to all or any part of any Loans owing to such Bank and the Note held by such Bank. The documents evidencing any such participation may provide that, except with the consent of the bank or financial institution that is a party thereto, such Bank will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, (b) the extension or postponement of any stated date fixed for payment of principal or interest or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, or (c) the waiver or reduction of any right to indemnification of such Bank hereunder, or (d) except as otherwise permitted hereunder, the release of any Collateral; provided that such participating Bank shall not have more rights then those set forth in this sentence. Notwithstanding the foregoing, no syndication, assignment or participation shall operate to increase the Total Commitment hereunder or reduce the Commitment of any Bank to be an amount less than $5,000,000 or otherwise alter the substantive terms of this Agreement. Anything contained in this 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     20. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

     21. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first- class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

          (a) if to the Borrowers, at 25 Greens Hill Lane, P.O. Box 866, Rutland, Vermont 05701, Attention: President, telecopy number 802-775-6198;

          (b) if to the Agent or BankBoston, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Arthur J. Oberheim, Vice President, telecopy number 617-434-2160;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

     22. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 15.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

     24. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS (a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY BANK OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     25. GOVERNING LAW. THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF ANY BANK OR THE AGENT UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     26. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     27. TRANSITIONAL ARRANGEMENTS.

     27.1. August, 1997 Credit Agreement Superseded. This Agreement shall restate and supersede and replace the August, 1997 Credit Agreement in its entirety, except as provided in this 27. On the Closing Date, the rights and obligations of the parties under the August, 1997 Credit Agreement and the "Notes" as defined therein shall be subsumed within and be governed by this Agreement and the Notes issued hereunder. All "Revolving Credit Loans", "Term Loans" or "Letters of Credit" (as defined in the August, 1997 Credit Agreement) outstanding under the August, 1997 Credit Agreement on the Closing Date shall become Revolving Credit Loans or Letters of Credit hereunder. The Banks' interest in such Loans and participation in such Letters of Credit will be reallocated on the Closing Date in accordance with each Banks' applicable Commitment Percentage.

     27.2. Interest and Fees Under Prior Credit Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the August, 1997 Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the terms of the August, 1997 Credit Agreement.

     28. PARI PASSU TREATMENT. Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.


             BOS-BUSN:552657.1

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Revolving Credit Agreement under seal as of the date first set forth above.

                                         BANKBOSTON, N.A., individually
                                         and as Agent


                                         By:
                                                    Name:

                                         Title:



                                         KEYBANK NATIONAL ASSOCIATION,
                                         individually and as Co-Agent


                                         By:
                                                    Name:

                                         Title:



                                         USTRUST


                                         By:
                                                    Name:

                                         Title:


                                         BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION individually and
                                         as Co-Agent

                                         By:
                                                    Name:

                                         Title:



                                         COMERICA BANK

                                         By:
                                                    Name:

                                         Title:



                       [SIGNATURES CONTINUED ON NEXT PAGE]



             BOS-BUSN:552657.1

                                         CASELLA WASTE SYSTEMS, INC.

                                         NEW ENGLAND WASTE SERVICES
                                         OF VERMONT, INC.

                                         NEWBURY WASTE MANAGEMENT, INC.

                                         NEW ENGLAND WASTE SERVICES OF N.Y.,
                                         INC.

                                         CASELLA WASTE MANAGEMENT OF N.Y., INC.

                                         CASELLA WASTE MANAGEMENT OF
                                         PENNSYLVANIA, INC.


                                         By:
                                                    Name: John W. Casella

                                         Title:     President of each of the
                                                    companies listed above


                  [SIGNATURES CONTINUED ON NEXT PAGE]





             BOS-BUSN:552657.1

                                         CASELLA WASTE MANAGEMENT, INC.

                                         NEW ENGLAND WASTE SERVICES, INC.

                                         BRISTOL WASTE MANAGEMENT, INC.

                                         SUNDERLAND WASTE MANAGEMENT, INC.

                                         NORTH COUNTRY ENVIRONMENTAL SERVICES,
                                         INC.

                                         SAWYER ENVIRONMENTAL RECOVERY
                                         FACILITIES, INC.

                                         SAWYER ENVIRONMENTAL SERVICES

                                         CASELLA T.I.R.E.S., INC.

                                         HIRAM HOLLOW REGENERATION CORP.


                                         By:
                                                    Name: John W. Casella

                                         Title:     Vice President/Secretary of
                                                    each of the companies listed
                                                    above

                                         ALL CYCLE WASTE, INC.

                                         WINTERS BROTHERS, INC.


                                         By:
                                                    Name: John W. Casella

                                         Title:  of each of the companies listed
                                         above



             BOS-BUSN:552657.1

                                                                       EXHIBIT A

                             [AMENDED AND RESTATED]
                              REVOLVING CREDIT NOTE




             $_____________
             January 12, 1998


     FOR VALUE RECEIVED, the undersigned CASELLA WASTE SYSTEMS, INC., a Delaware corporation, CASELLA WASTE MANAGEMENT, INC., a Vermont corporation, NEW ENGLAND WASTE SERVICES, INC., a Vermont corporation, NEW ENGLAND WASTE SERVICES OF VERMONT, INC., a Vermont corporation, BRISTOL WASTE MANAGEMENT, INC., a Vermont corporation, SUNDERLAND WASTE MANAGEMENT, INC., a Vermont corporation, NEWBURY WASTE MANAGEMENT, INC., a Vermont corporation, NORTH COUNTRY ENVIRONMENTAL SERVICES, INC., a Virginia corporation, SAWYER ENVIRONMENTAL RECOVERY FACILITIES, INC., a Maine corporation, SAWYER ENVIRONMENTAL SERVICES, a Maine corporation, CASELLA T.I.R.E.S., INC., a Maine corporation, NEW ENGLAND WASTE SERVICES OF N.Y., INC., a New York corporation, CASELLA WASTE MANAGEMENT OF N.Y., INC., a New York corporation, CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC., a Pennsylvania corporation, Hiram Hollow Regeneration Corp., a New York corporation, ALL CYCLE WASTE, INC., a Vermont corporation, and WINTERS BROTHERS, INC., a Vermont corporation, (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of [INSERT NAME OF PAYEE BANK HERE], a [Insert entity] (the "Bank") at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110:

          (a) on the Revolving Credit Maturity Date the principal amount of __________________________ Dollars ($___________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrowers pursuant to the Amended and Restated Revolving Credit Agreement dated as of January 12, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, the Bank, the other Banks which are or may become parties thereto, and BankBoston, N.A., as agent (in such capacity, the "Agent") for the Banks; and

          (b) interest on the principal balance hereof from time to time outstanding from the Closing Date through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     [This Note is one of the Notes that replaces the six (6) Revolving Credit Notes, the six (6) Series A Term Notes and the three (3) Series B Term Notes, all dated as of August 7, 1997 (collectively, the "August, 1997 Notes"), from the Borrowers to certain of the Banks, and is issued in partial substitution for, and not in payment of, such August, 1997 Notes.] This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     Each of the Borrowers irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

     The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     Each of the Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN 21 OF THE CREDIT AGREEMENT. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

                [remainder of this page intentionally left blank]


             BOS-BUSN:552657.1

     IN WITNESS WHEREOF, each of the undersigned has caused this [Amended and Restated] Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

             [Corporate Seal]

                                         CASELLA WASTE SYSTEMS, INC.

                                         NEW ENGLAND WASTE SERVICES OF VERMONT,
                                         INC.

                                         NEWBURY WASTE MANAGEMENT, INC.

                                         NEW ENGLAND WASTE SERVICES OF N.Y.,
                                         INC.

                                         CASELLA WASTE MANAGEMENT OF N.Y., INC.

                                         CASELLA WASTE MANAGEMENT OF
                                         PENNSYLVANIA, INC.


                                         By:
                                                    Name: John W. Casella
                                         Title:     President of each of the
                                                    companies listed above


                       [SIGNATURES CONTINUED ON NEXT PAGE]


             BOS-BUSN:552657.1

                                         CASELLA WASTE MANAGEMENT, INC.

                                         NEW ENGLAND WASTE SERVICES, INC.

                                         BRISTOL WASTE MANAGEMENT, INC.

                                         SUNDERLAND WASTE MANAGEMENT, INC.

                                         NORTH COUNTRY ENVIRONMENTAL SERVICES,
                                         INC.

                                         SAWYER ENVIRONMENTAL RECOVERY
                                         FACILITIES, INC.

                                         SAWYER ENVIRONMENTAL SERVICES

                                         CASELLA T.I.R.E.S., INC.

                                         HIRAM HOLLOW REGENERATION CORP.


                                         By:
                                                    Name: John W. Casella
                                         Title:     Vice President/Secretary
                                                    of each of the companies
                                                    listed above

                                         ALL CYCLE WASTE, INC.

                                         WINTERS BROTHERS, INC.


                                         By:
                                                    Name: John W. Casella
                                         Title:     of each of the
                                                    companies listed above


            BOS-BUS:470101

     ----------------------------------------------------------------------
     |           |             |                |             |           |
     |           |             | Amount of      |Balance of   |           |
     ----------------------------------------------------------------------
     |           |  Amount     |Principal Paid  |Principal    | Notation  |
     ----------------------------------------------------------------------
     |  Date     | of Loan     | or Prepaid     |  Unpaid     | Made By:  |
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
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     ----------------------------------------------------------------------



            BOS-BUS:470101

                                                                       EXHIBIT B

                    FORM OF LOAN AND LETTER OF CREDIT REQUEST

                   CASELLA WASTE SYSTEMS, INC. (the "Parent")
                                       and
     the Subsidiaries of the Parent listed on Schedule 1 to the Amended and
                                    Restated
               Revolving Credit Agreement (the "Credit Agreement")
                          dated as of January 12, 1998


     Revolving Credit Loan Request under Section 2.6(a)

     Amount of this Loan Request              $
     Outstanding Revolving Credit Loans       $
     Outstanding Letters of Credit            $

     Total of All Outstanding Revolving Credit Loans  $

           Requested Revolving Credit Loans,

     Outstanding Letters of Credit and
     Requested Letters of Credit

     Funding Date

     Interest Period (if a Eurodollar Rate Loan)


     Letter of Credit Request
           Under Section 3.1

           Outstanding Letters of Credit
           Amount of this Request (from
                 attached Letter of Credit
                 Application)

           Total (must be less than $25,000,000)

I certify that the above is true and correct, and that all of the conditions set forth in 11 of the Credit Agreement have been satisfied as of the date hereof.



                                                 By:

           Date:  _____________


            BOS-BUS:470101

                                                                      EXHIBIT D


                               FORM OF COMPLIANCE CERTIFICATE

                                 CASELLA WASTE SYSTEMS, INC.
                     Compliance Certificate dated ______________________


I, ____________________________, Chief Financial Officer of Casella Waste Systems, Inc., certify that the Borrowers are in compliance with 7, 8 and 9 of the Amended and Restated Revolving Credit Agreement dated as of January 12, 1998, as the same may be amended, [as of the end of the quarter dated ___________] [giving effect to the acquisition of _________________________].
Computations to evidence such compliance are detailed below.



                                                       Chief Financial Officer


8.3(h) Other Investments

The following is a description of all other Investments by the Borrowers pursuant to 8.3(h) of the Credit Agreement:

                     Description                           Amount

                                                     TOTAL $

           Maximum Allowed                                 $500,000

           8.8 Capital Expenditures

           Total Capital Expenditures for period of        $      (a)
           four (4) consecutive fiscal quarters
           then ended

           Sum of depreciation and landfill
           amortization expense for such period            $      (b)

           (a) shall not exceed 2 times (b) at any time


           9.1 Interest Coverage Ratio

           For the period of four (4) consecutive
           fiscal quarters then ended:

           Consolidated Net Income or Deficit$

           Plus:Interest Expense                           $
                           Income Taxes                    $
                Amortization Expense$
                           Depreciation Expense$

           EBITDA                                          $      (a)

           Consolidated Total Interest Expense             $      (b)

           Ratio of (a) to (b)

           Minimum Required                                3.5:1


           9.2 Profitable Operations

           Consolidated Net Income for the
           quarter ending on the statement date            $

           Requirement: Consolidated Net Income shall be greater
                        than or equal to $0 in any quarter.


           9.3 Funded Debt-to-EBITDA Ratio

           Indebtedness for borrowed money and
           capitalized leases ("Consolidated Funded
           Indebtedness")                            $      (a)

           Consolidated Net Income*                  $

           Plus: Interest Expense*                   $
                 Income Taxes*                       $
                 Amortization Expense*$
                 Depreciation Expense*$

            BOS-BUS:470101



           EBITDA (annualized, if necessary*)        $      (b)

           Ratio of (a) to (b)                       $

           Maximum Allowed                           3.75:1 (Closing - 4/30/99)
                                                     3.50:1 (thereafter)

* EBITDA calculations shall be based on the period of four (4) consecutive fiscal quarters then ended; provided that for purposes of calculating the Consolidated Funded Indebtedness to EBITDA ratio (a) for (i) the fiscal quarter ending July 31, 1997, EBITDA shall be deemed equal to four (4) times EBITDA for the three month period then ended, (ii) the fiscal quarter ending October 31, 1997, EBITDA shall be deemed equal to two (2) times EBITDA for the six month period then ended and (iii) the fiscal quarter ending January 31, 1998, EBITDA shall be deemed equal to one and one-third (1-1/3) times EBITDA for the nine month period then ended and (b) the financial results of any businesses acquired after May 1, 1997 by the Borrowers during such fiscal period shall be included in the calculation of EBITDA so long as (i) the acquired business had annual revenue of at least $5,000,000 for the most recent fiscal year, (ii) the Agent is satisfied that the financial information for the acquired business fairly presents the financial condition of such business and (iii) the Agent receives a letter in form and substance satisfactory to the Banks from the Borrowers' Accountants as to adjustments for non-recurring expenses.


           9.4 Funded Debt to Capitalization

           For the fiscal quarter then ended:

           Consolidated Funded Indebtedness                $      (a)
           (See (a) of 9.3 above)

           The sum of:

                   Consolidated Funded Indebtedness$

                   Plus:shareholder's equity               $
                       in the Parent

           Total                                           $      (b)

           Ratio of (a) to (b)

           Maximum Allowed                                 0.60:1.00


            BOS-BUS:470101

           1.1 "Pricing Ratio"

           Indebtedness for borrowed money and             $      (a)
           capitalized leases

           EBITDA for such period (See (a) of 9.1 above)   $      (b)

           Ratio of (a) to (b)


           Capitalized Interest Expense

           For quarter ended _______                       $

           Year to date                                    $

           Cash Taxes Paid by the Borrowers

           For quarter ended _______                       $

           Year to date                                    $


            BOS-BUS:470101

                                                                      EXHIBIT E

               FORM OF ENVIRONMENTAL COMPLIANCE CERTIFICATE



     I, ________________________, the Chief Operating Officer of Casella Waste Systems, Inc., Casella Waste Management, Inc., New England Waste Services, Inc., New England Waste Services of Vermont, Inc., Bristol Waste Management, Inc., Sunderland Waste Management, Inc., Newbury Waste Management, Inc., North Country Environmental Services, Inc., Sawyer Environmental Recovery Facilities, Inc., Sawyer Environmental Services, Casella T.I.R.E.S., Inc., New England Waste Services of N.Y., Inc., Casella Waste Management of N.Y., Inc., Casella Waste Management of Pennsylvania, Inc., Hiram Hollow Regeneration Corp., All Cycle Waste, Inc. and Winters Brothers, Inc. (collectively, the "Borrowers"), hereby certify that, as of the date hereof:

     a. Each of the Borrowers is in material compliance with all Environmental Laws (as defined in the Amended and Restated Revolving Credit Agreement (as amended and in effect from time to time, the "Credit Agreement") dated as of January 12, 1998 among the Borrowers, BankBoston, N.A. ("BankBoston") and the other Banks which are or may become parties thereto and BankBoston, as Agent for the Banks);

     b. Each of the Borrowers possesses all material permits necessary for the operation of its business, such permits are in full force and effect, and the Borrowers have no knowledge of any circumstances which might lead to the revocation, suspension, or other loss of any such permit; and

     c. The representations and warranties contained in 6.16 of the Credit Agreement are true and correct.




                                        Name:
                                        Title:Chief Operating Officer

               _______________________
               Date


            BOS-BUS:470101

                                                                      EXHIBIT F

                                     FORM OF
                             SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT (the "Agreement") dated as of _________________, ____, between BANKBOSTON, N.A., as Agent for BankBoston, N.A., US Trust, KeyBank National Association, Bank of America National Trust and Savings Association, Comerica Bank and the other Banks that become party to the Credit Agreement defined below (collectively, the "Banks"); _______________ (the "Subordinating Creditor"), and [_______________, a _______________ corporation] with a principal place of business in Rutland, Vermont (the "Borrower"). WHEREAS, the Banks have, pursuant to an Amended and Restated Revolving Credit Agreement dated as of January 12, 1998 (as amended, modified, supplemented, restated, amended and restated and in effect from time to time, including any replacement agreement therefor, the "Credit Agreement") agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise to extend credit to the Borrower and Casella Waste Systems, Inc. (the "Parent"), New England Waste Services, Inc., New England Waste Services of Vermont, Inc., New England Waste Services of N.Y., Inc., Bristol Waste Management, Inc., Sunderland Waste Management, Inc., Newbury Waste Management, Inc., North Country Environmental Services, Inc., Sawyer Environmental Services, Sawyer Environmental Recovery Facilities, Inc., Hiram Hollow Regeneration Corp., Casella T.I.R.E.S., Inc., Casella Waste Management of N.Y., Inc., Casella Waste Management of Pennsylvania, Inc., All Cycle Waste, Inc., Winters Brothers, Inc. and other Subsidiaries of the Parent that may become parties to the Credit Agreement (collectively, the "Bank Borrowers"); and

WHEREAS, the Subordinating Creditor has agreed to extend credit to the Borrower pursuant to a Promissory Note dated as of __________, ____ in effect from time to time, (the "Subordinated Agreement"), between the Subordinating Creditor and the Borrower; and

WHEREAS, it is a condition precedent to the Banks willingness to make loans and otherwise to extend credit to the Bank Borrowers pursuant to the Credit Agreement that the Borrower and the Subordinating Creditor enter into this Agreement with the Agent;

WHEREAS, in order to induce the Banks to make loans and otherwise extend credit to the Bank Borrowers pursuant to the Credit Agreement, the Borrower and the Subordinating Creditor have agreed to enter into this Agreement with the Agent;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Credit Agreement. In addition, the following terms shall have the following meanings:

        Senior Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Credit Agreement or any of the other Loan Documents or any prior concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Agent of any of the Banks. Senior Debt shall expressly include (a) any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Bank Borrowers or any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent's or any Bank's claim therefor is allowed or allowable in the case or proceeding relating thereto, and (b) any credit facilities extended to the Bank Borrowers to refinance or refund any of the Senior Debt.

        Subordinated Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Subordinated Agreement or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Subordinating Creditor.

        Subordinated Documents. Collectively, the Subordinated Agreement, any promissory notes executed in connection therewith and any and all guarantees and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

     2. General. The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Bank Borrowers. Notwithstanding the immediately preceding sentence, the Borrower shall be permitted to pay, and the Subordinating Creditor shall be permitted to receive, any regularly scheduled payment of interest or principal on the Subordinated Debt so long as at the time of such payment, or after giving effect thereto, no Default or Event of Default has occurred and is continuing under the Credit Agreement or would occur after giving effect thereto.

     3. Enforcement. The Subordinating Creditor will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinated Creditor will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except (a) in each such case as necessary, so long as no Default or Event of Default has occurred and is then continuing under the Credit Agreement or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by the Borrower pursuant to 2 hereof, or (b) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditor shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Borrower, any other Bank Borrower or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditor further waives any and all rights with respect to marshalling.

     4. Payments Held in Trust. The Subordinating Creditor will hold in trust and immediately pay over to the Agent for the account of the Banks, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that the Borrower or any other Bank Borrower pays to the Subordinating Creditor with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Borrower or any other Bank Borrower that the Subordinating Creditor may receive with respect to the Subordinated Debt in each case except with respect to payments expressly permitted pursuant to 2 hereof.

     5. Defense to Enforcement. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower, then the Borrower may interpose as a defense or plea the making of this Agreement, and the Agent or any Bank may intervene and interpose such defense or plea in its name or in the name of the Borrower. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Agent, any Bank or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in its name or in the name of the Borrower. If the Subordinating Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Borrower or any other Bank Borrower as a result of any administrative, legal or equitable actions, or otherwise, the Subordinating Creditor agrees forthwith to pay, deliver and assign to the Agent, for the account of the Banks, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

     6. Bankruptcy, etc.

        6.1 Payments Relating to Subordinated Debt. At any meeting of creditors of the Borrower or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Banks any cash or other assets of the Borrower distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditor any surplus to which the Subordinating Creditor is then entitled.

        6.2 Securities by the Plan of Reorganization or Readjustment. Notwithstanding the foregoing provisions of 6.1, the Subordinating Creditor shall be entitled to receive and retain any securities of the Borrower or any other corporation or other entity provided for by a plan of reorganization or readjustment (i) the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to the Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment and (ii) all other terms of which are acceptable to the Banks and the Agent.

        6.3 Subordinated Debt Voting Rights. At any such meeting of creditors or in the event of any such case or proceeding, the Subordinating Creditor shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Subordinating Creditor shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof,
(ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Subordinating Creditor's obligations and agreements set forth in this Agreement.

     7. Lien Subordination. The Senior Debt, the Credit Agreement and the other Loan Documents and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Subordinated Debt and all of the Subordinated Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

        7.1 Further Assurances. The Subordinating Creditor hereby agrees, upon request of the Agent at any time and from time to time, to execute such other documents or instruments as may be requested by the Agent further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

        7.2 Books and Records. The Subordinating Creditor further agrees to maintain on its books and records such notations as the Agent may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Agent hereunder. A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

        7.3 Release of Guaranties and Collateral. Without limiting any of the rights of the Agent or any Bank under the Credit Agreement, the other Loan Documents or applicable law, in the event that the Agent releases or discharges any guaranties of the Senior Debt given by guarantors which have also guaranteed the Subordinated Debt or any security interests in, or mortgages or liens upon, any collateral securing the Senior Debt and also securing the Subordinated Debt, such guarantors or (as the case may be) such collateral shall thereupon be deemed to have been released from all such guaranties or security interests, mortgages or liens in favor of the Subordinating Creditor provided that any net cash proceeds received by the Borrower or such guarantor in connection with any sale or other disposition of assets in which such release or discharge is granted are applied, or are held for application, to the Senior Debt. The Subordinating Creditor agrees that, within ten (10) days following the Agent's written request therefor, the Subordinating Creditor will execute, deliver and file any and all such termination statements, mortgage discharges, lien releases and other agreements and instruments as the Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. The Subordinating Creditor hereby irrevocably appoints the Agent, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of the Subordinating Creditor for the purpose of effecting any such executions, deliveries and filings if and to the extent that the Subordinating Creditor shall have failed to perform such obligations pursuant to the foregoing provisions of this 7.3 within such ten (10) day period.

     8. Banks' Freedom of Dealing. The Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Bank Borrowers and the Banks may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Banks may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Bank Borrowers and all other persons, in each case without the consent of the Subordinating Creditor or the Borrower and without affecting the agreements of the Subordinating Creditor or the Borrower contained in this Agreement; provided, however, that nothing contained in this 8 shall constitute a waiver of the right of the Borrower itself to agree or consent to a settlement or compromise of a claim which the Agent or any Bank may have against the Borrower.

     9. Modification or Sale of the Subordinated Debt. The Subordinating Creditor will not, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents; nor will the Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any person other than a person who agrees in a writing, satisfactory in form and substance to the Agent, to become a party hereto and to succeed to the rights and to bound by all of the obligations of the Subordinating Creditor hereunder. In the case of any such disposition by the Subordinating Creditor, the Subordinating Creditor will notify the Agent at least 10 days prior to the date of any of such intended disposition.

     10. Borrower's Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinating Creditor, the obligation of the Borrower to pay to the Subordinating Creditor all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinating Creditor (except as expressly otherwise provided in 3 or 6) from exercising all rights, powers and remedies otherwise permitted by Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Agent and the Banks as set forth in this Agreement.

     11. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditor and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that the Bank Borrowers or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any Bank, an Event of Default shall be deemed to have existed and to be continuing under the Credit Agreement from the date of such Bank's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such Bank. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that the Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of any Bank's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of such Bank, and the Subordinating Creditor hereby agrees to pay to such Bank, upon demand, the full amount so received by the Subordinating Creditor during such period of time to the extent necessary fully to restore to such Bank the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

     12. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows

         If to the Agent BankBoston, N.A.
                         100 Federal Street
                         Boston, MA 02110
                         Attn: Arthur J. Oberheim,
                               Vice President
                         FAX:  (617) 434-2160

         If to the Subordinating Creditor:


                                 Attn:
                                 FAX:  (    )
         If to Borrower:[                 ]
                                 25 Greens Hill Lane
                                 Rutland, VT 05701
                                 FAX: (802) 775-6198

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

     13. Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts and shall be sealed instrument under such laws.

     14. Waiver of Jury Trial. Each of the Subordinating Creditor and the Borrower each hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance of such rights and obligations hereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Subordinating Creditor and the Borrower hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Subordinating Creditor and the Borrower (a) certifies that no representative, agent or attorney of the Agent has represented, expressly or otherwise, that the Agent would not in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent has been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

     15. Miscellaneous. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. The Agent may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent and the Banks; provided, however, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of the Subordinating Creditor and the Borrower and shall inure to the benefit of the Banks, the Banks' successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "Credit Agreement," "Loan Documents," "Event of Default" and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.


            BOS-BUS:470101

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IN THE PRESENCE OF:
         BANKBOSTON, N.A., as Agent

                By:
                Title:


                [SUBORDINATED CREDITOR]

                By:
                Title:


                [BORROWER]


                By:
                Title:



            BOS-BUS:470101

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF

At     in said County on this ____ day of    , ____,        personally appeared,
duly authorized agent of BANKBOSTON, N.A., and he acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of BANKBOSTON, N.A.

Before me,


                Notary Public


                Commission Expires


STATE OF VERMONT
COUNTY OF

At      in said County on this ____ day of    , ____,       personally appeared,
duly authorized agent of ________________, and he acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of _____________.


                Notary Public


                Commission Expires


STATE OF VERMONT
COUNTY OF

At      in said County on this ____ day of    , ____,       personally appeared,
duly authorized agent of ________________, and he acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of ________________.


                Notary Public


                Commission Expires



            BOS-BUS:470101

                                   SCHEDULE 1

                 SUBSIDIARIES OF THE PARENT WHICH ARE BORROWERS

          Parent:   Casella Waste Systems, Inc.,
                      a Delaware corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

     Subsidiaries:  Casella Waste Management, Inc.,
                      a Vermont corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

                    New England Waste Services, Inc.,
                      a Vermont corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

                    New England Waste Services of Vermont, Inc.,
                      a Vermont corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

                    North Country Environmental Services, Inc.,
                      a Virginia corporation
                    501 South Street, Box E, Suite 302
                    Bow, New Hampshire 03304

                    Newbury Waste Management, Inc.,
                      a Vermont corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

                    Bristol Waste Management, Inc.,
                      a Vermont corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

                    Sunderland Waste Management, Inc.,
                      a Vermont corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701



            BOS-BUS:470101

                    Sawyer Environmental Recovery Facilities, Inc.,
                      a Maine Corporation
                    358 Emerson Mill Road
                    Hampden, Maine  04444

                    Sawyer Environmental Services,
                      a Maine corporation
                    358 Emerson Mill Road
                    Hampden, Maine  04444

                    Casella T.I.R.E.S., Inc.,
                      a Maine corporation
                    25 Greens Hill Lane
                    Rutland, Vermont 05701

                    New England Waste Services of N.Y., Inc.,
                      a New York corporation
                    Route 9, Saratoga Road
                    Fort Edward, New York  12828

                    Casella Waste Management of N.Y., Inc.,
                      a New York corporation
                    Route 9, Saratoga Road
                    Fort Edward, New York  12828

                    Casella Waste Management of Pennsylvania, Inc.,
                      a Pennsylvania corporation
                    25 Greens Hill Lane
                    Rutland, Vermont  05701

                    Hiram Hollow Regeneration Corp.,
                      a New York corporation
                    100 Washburn Road
                    Gansevoort, New York  12831

                    All Cycle Waste, Inc.,
                      a Vermont corporation
                    28 Avenue B
                    Williston, VT  05495

                    Winters Brothers, Inc.,
                      a Vermont corporation
                    28 Avenue B
                    Williston, VT  05495


            BOS-BUS:470101

                                   SCHEDULE 2


                        Banks' Commitment Percentages

                       -------------------------------------
                       |BankBoston              |31.6667%  |
                       -------------------------------------
                       |KeyBank                 |20.0000%  |
                       -------------------------------------
                       |USTrust                 |15.0000%  |
                       -------------------------------------
                       |Bank of America         |20.0000%  |
                       -------------------------------------
                       |Comerica Bank           |13.3333%  |
                       -------------------------------------
                       |                        |100.0000% |
                       -------------------------------------


            BOS-BUS:470101